Exhibit 21

ALLETE 2007 Form 10-K

SUBSIDIARIES OF THE REGISTRANT
(As of December 31, 2007)
(Reported Under Item 601 of Regulation S-K)

                                                             State or Country
Name                                                                                                                                                                                         of Organization
ALLETE, Inc. (d.b.a. ALLETE; Minnesota Power; Minnesota Power, Inc.;	Minnesota
Minnesota Power & Light Company; MPEX; MPEX A Division of Minnesota Power)
ALLETE Automotive Services, LLC	Minnesota
ALLETE Capital II	Delaware
ALLETE Capital III	Delaware
ALLETE Properties, LLC (d.b.a. ALLETE Properties)	Minnesota
ALLETE Commercial, LLC	Florida
Cape Coral Holdings, Inc.	Florida
Cape Properties, Inc.	Florida
Lehigh Acquisition Corporation	Delaware
Florida Landmark Communities, Inc.	Florida
Cliffside Properties, Inc.	California
Enterprise Lehigh, Inc.	Florida
Lehigh Corporation	Florida
Lehigh Land & Investment, Inc.	Florida
Mardem, LLC	Florida
Palm Coast Holdings, Inc.	Florida
Port Orange Holdings, LLC	Florida
Interlachen Lakes Estates, Inc.	Florida
SRC of Florida, Inc.	Florida
Sundowner Properties, Inc.	Pennsylvania
Palm Coast Forest, LLC	Florida
Palm Coast Land, LLC	Florida
Tomoka Holdings, LLC	Florida
Winter Haven Citi Centre, LLC	Florida
ALLETE Water Services, Inc.	Minnesota
Florida Water Services Corporation	Florida
Auto Replacement Property, LLC	Indiana
Energy Replacement Property, LLC	Minnesota
Georgia Water Services Corporation	Georgia
Energy Land, Incorporated	Wisconsin
Lakeview Financial Corporation I	Minnesota
Lakeview Financial Corporation II	Minnesota
Logistics Coal, LLC	Minnesota
Minnesota Power Enterprises, Inc.	Minnesota
BNI Coal, Ltd.	North Dakota
MP Affiliate Resources, Inc.	Minnesota
Rainy River Energy Corporation	Minnesota
Rainy River Energy Corporation - Wisconsin	Wisconsin
Synertec, Incorporated	Minnesota
Upper Minnesota Properties, Inc.	Minnesota
Upper Minnesota Properties - Development, Inc.	Minnesota
Upper Minnesota Properties - Irving, Inc.	Minnesota
Upper Minnesota Properties - Meadowlands, Inc.	Minnesota
Meadowlands Affordable Housing Limited Partnership	Minnesota
MP Investments, Inc.	Delaware
RendField Land Company, Inc.	Minnesota
Superior Water, Light and Power Company	Wisconsin